Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements filed by Neuralstem, Inc. on Forms S-3 (Nos. 333-150574, 333-157079, 333-165973, 333-169847, 333-173221, 333-188859, 333-190936 and 333-196567) and on Forms S-8 (Nos. 333-172563 and 333-194881) of our report dated March 14, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Stegman & Company

Baltimore, Maryland

March 14, 2016